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                                                                    EXHIBIT 12.2

          CENTERPOINT ENERGY RESOURCES CORP. (AN INDIRECT WHOLLY OWNED
                    SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                               SIX MONTHS ENDED JUNE 30,
                                                                         2005
                                                               -------------------------
Income from continuing operations...........................           $122,742
Income taxes for continuing operations......................             63,526
Minority interest income....................................                (17)
Capitalized interest........................................               (722)
                                                                       --------
                                                                        185,529
                                                                       --------
Fixed charges, as defined:
  Interest expense..........................................             97,316
  Capitalized interest......................................                722
  Interest component of rentals charged to operating
     expense................................................              5,484
                                                                       --------
  Total fixed charges.......................................            103,522
                                                                       --------
Earnings, as defined........................................           $289,051
                                                                       ========
Ratio of earnings to fixed charges..........................               2.79
                                                                       ========